                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                                        STATE OF
NAME OF SUBSIDIARIES*                                                 INCORPORATION
---------------------                                                 -------------
Koger Real Estate Services, Inc.                                         Florida

Southeast Properties Holding Corporation, Inc.                           Florida

* These subsidiaries are wholly owned by Koger Equity, Inc.